UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2006
Date of Report (Date of earliest event reported)

GENEVA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Terminal Way, Suite 110, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Former Name: Revelstoke Industries, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 27, 2006, the Company filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger whereby the Company (as Revelstoke Industries, Inc.) would merge with its wholly-owned subsidiary, Geneva Gold Corp., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of December 1, 2006, was completed pursuant to Section 92A.180 of the Nevada Revised Statutes. Shareholder approval to this merger was not required under Section 92A.180. Upon completion of this merger, the Company's name has been changed to "Geneva Gold Corp." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Geneva Gold Corp., as of the open of business on December 1, 2006, the Company has the following new CUSIP number and trading symbol:

New CUSIP Number:   372060 10 3
New Trading Symbol:  GVGC

The Company decided to change its name to "Geneva Gold Corp." to better reflect the Company's additional resource acquisition and development business resulting from the Company's recent acquisition of certain options to interests in certain mineral properties, specifically: (i) the Company's option to acquire a 70% undivided interest in and to seven mineral claims in the Province of Saskatchewan, Canada (as disclosed in the Company's Current Report on Form 8-K dated October 20, 2006) and (ii) the Company's option to acquire up to a 70% undivided interest in and to five exploration concessions in the Republic of Panama (as more fully disclosed in the Company's Current Report on Form 8-K dated November 16, 2006).

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events.

As disclosed in the Company's Current Report on Form 8-K dated November 16, 2006, the Company entered into a certain Property Option Agreement, dated for reference as fully executed on November 16, 2006 (the "Option Agreement"), with Petaquilla Minerals Ltd. ("Petaquilla"). Under the Option Agreement, Petaquilla granted the Company the sole and exclusive options (collectively, the "Option") to acquire up to a 70% undivided interest in and to five exploration concessions situated in the Republic of Panama (collectively, the "Property") which are owned and controlled by Petaquilla's wholly-owned Panamanian subsidiary.

As further disclosed in the Company's Current Report on Form 8-K dated November 16, 2006, in order to exercise its first Option under the Option Agreement to acquire an initial 60% undivided interest in and to the Property, the Company is required: (i) to pay to Petaquilla the aggregate sum of $600,000 in cash; (ii) issue to Petaquilla 4,000,000 common shares from the treasury of the Company; and (iii) incur, or cause to be incurred, directly or indirectly, and pay for an aggregate of $6,000,000 in cumulative exploration expenditures as follows:

    the sum of $100,000 in cash, the prior receipt of which has been acknowledged (as previously disclosed in the Company's Current Report on Form 8-K dated November 16, 2006);

    4,000,000 common shares of the Company to be issued and delivered to Petaquilla;

    an additional $200,000 in cash to be paid by wire transfer in immediately available funds, and exploration expenditures of not less than $1,000,000 to be incurred and paid; both on or before May 31, 2007;

    an additional $300,000 in cash to be paid by wire transfer in immediately available funds, and cumulative exploration expenditures of not less than $3,000,000 to be incurred and paid; both on or before May 31, 2008; and

    cumulative exploration expenditures of not less than $6,000,000 to be incurred and paid on or before May 31, 2009.

On December 1, 2006, the Company issued to Petaquilla 4,000,000 common shares from the treasury of the Company; as such, the Company has satisfied its current obligations with respect to the exercise of its first Option under the Option Agreement to acquire an initial 60% undivided interest in and to the Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GENEVA GOLD CORP.
DATE: December 1, 2006	/s/ Marcus M. Johnson Marcus M. Johnson President, CEO and a director

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